Exhibit 10.3

EXECUTION VERSION

LETTER AGREEMENT

This LETTER AGREEMENT (this “Agreement”), dated as of March 2, 2023, is made by and among Ho Joon Lee and Houngki Kim (the “Company Founders”), Phygital Immersive Limited, a Cayman Islands exempted company limited by shares (“New PubCo”), Jaguar Global Growth Korea Co., Ltd., a stock corporation (chusik hoesa) organized under the laws of Korea (“Exchange Sub”), Jaguar Global Growth Corporation I, a Cayman Islands exempted company limited by shares (“SPAC”), and GLAAM Co., Ltd., a corporation (chusik hoesa) organized under the laws of Korea (the “Company”). The Company Founders, New PubCo, Exchange Sub, SPAC and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS the Company, New PubCo, SPAC and Exchange Sub have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Earn Out

(a) At the Closing, New PubCo shall issue or cause to be issued to the Company Founders, (i) a number of New PubCo Series I RSRs, (ii) a number of New PubCo Series II RSRs, and (iii) a number of New PubCo Series III RSRs, in each case equal to the applicable Earnout Series Amount and allocated 40% to Ho Joon Lee and 60% to Houngki Kim, upon the terms and subject to the conditions set forth in this Agreement. New PubCo shall reserve and allot a number of New PubCo Ordinary Shares for issuance upon settlement of the New PubCo Earnout RSRs pursuant to the following.

(i) Triggering Event I. Upon the occurrence of Triggering Event I, if ever, the New PubCo Series I RSRs, in the aggregate, shall automatically vest and, as promptly as reasonably practicable following Triggering Event I, New PubCo shall settle each issued and outstanding New PubCo Series I RSR by issuing to the holder thereof one New PubCo Ordinary Share.

(ii) Triggering Event II. Upon the occurrence of Triggering Event II, if ever, the New PubCo Series II RSRs, in the aggregate, shall automatically vest and, as promptly as reasonably practicable following Triggering Event II, New PubCo shall settle each issued and outstanding New PubCo Series II RSR by issuing to the holder thereof one New PubCo Ordinary Share.

(iii) Triggering Event III. Upon the occurrence of Triggering Event III, if ever, the New PubCo Series III RSRs, in the aggregate, shall automatically vest and, as promptly as reasonably practicable following Triggering Event III, New PubCo shall settle each issued and outstanding New PubCo Series III RSR by issuing to the holder thereof one New PubCo Ordinary Share.

(b) Upon the expiration of the Earnout Period (the “Earnout Expiration Date”):

(i) if Triggering Event I or Earnout Strategic Transaction $12.00 Vesting Event has not occurred, none of the New PubCo Series I RSRs shall vest, and all rights (contingent or otherwise) underlying each New PubCo Series I RSR shall be forfeited and cancelled for no consideration;

(ii) if Triggering Event II or Earnout Strategic Transaction $14.00 Vesting Event has not occurred, none of the New PubCo Series II RSRs shall vest, and all rights (contingent or otherwise) underlying each New PubCo Series II RSR shall be forfeited and cancelled for no consideration; and

(iii) if Triggering Event III or Earnout Strategic Transaction $16.00 Vesting Event has not occurred, none of the New PubCo Series III RSRs shall vest, and all rights (contingent or otherwise) underlying each New PubCo Series III RSR shall be forfeited and cancelled for no consideration.

For the avoidance of doubt, if Triggering Event II or Earnout Strategic Transaction $14.00 Vesting Event occurs, all of the New PubCo Series I RSRs and the New PubCo Series II RSRs, in each case, not previously vested, shall automatically vest and New PubCo shall settle such New PubCo Series I RSRs and New PubCo Series II RSRs in accordance with Section 1(a) or Section 1(c), as applicable. For the avoidance of doubt, if Triggering Event III or Earnout Strategic Transaction $16.00 Vesting Event occurs, all of the New PubCo Series I RSRs, the New PubCo Series II RSRs and New PubCo Series III RSRs, in each case, not previously vested, shall automatically vest and New PubCo shall settle such New PubCo Series I RSRs, New PubCo Series II RSRs and New PubCo Series III RSRs in accordance with Section 1(a) or Section 1(c), as applicable.

(c) In the event that after the Closing and prior to the Earnout Expiration Date, an Earnout Strategic Transaction is consummated, then (i) if the Per Share Value in such Earnout Strategic Transaction equals or exceeds $12.00 per share and Triggering Event I has not previously occurred, then Triggering Event I shall be deemed to have occurred (an “Earnout Strategic Transaction $12.00 Vesting Event”); (ii) if the Per Share Value in such Earnout Strategic Transaction equals or exceeds $14.00 per share and Triggering Event II has not previously occurred, then Triggering Event II shall be deemed to have occurred (an “Earnout Strategic Transaction $14.00 Vesting Event”); and (iii) if the Per Share Value in such Earnout Strategic Transaction equals or exceeds $16.00 per share and Triggering Event III has not previously occurred, then Triggering Event III shall be deemed to have occurred (an “Earnout Strategic Transaction $16.00 Vesting Event” and, collectively with the Earnout Strategic Transaction $12.00 Vesting Event and the Earnout Strategic Transaction $14.00 Vesting Event, the “Earnout Strategic Transaction Vesting Events”) and any New PubCo Earnout RSRs (and underlying Earnout Shares) that are not deemed earned as of the consummation of such Earnout Strategic Transaction shall be forfeited and cancelled for no consideration. In the event of the occurrence of an Earnout Strategic Transaction Vesting Event, (x) the New PubCo Earnout RSRs that would vest upon the occurrence of the corresponding Triggering Event shall automatically vest and (y) the Earnout Shares underlying such vested New PubCo Earnout RSRs shall be issued or deemed to have been issued by New PubCo immediately prior to the consummation of the Earnout Strategic Transaction, and the recipients of such issued or deemed to be issued Earnout Shares shall be eligible to participate with respect thereto in such Earnout Strategic Transaction. For the avoidance of doubt, the same Earnout Strategic Transaction could trigger more than one Earnout Strategic Transaction Vesting Event. For the avoidance of doubt, and notwithstanding anything to the contrary herein, no New PubCo Earnout RSR shall vest more than once or vest for more than one Earnout Share.

(d) If New PubCo shall, at any time or from time to time, after the date hereof effect a share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution affecting the outstanding New PubCo Ordinary Shares, the number of Earnout Shares issuable pursuant to the vesting of the New PubCo Earnout RSRs set forth in this Section 1 and the stock price targets included in the definition of each Triggering Event and each Earnout Strategic Transaction Vesting Event, shall be equitably adjusted for such share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution. Any adjustment under this Section 1(d) shall become effective at the close of business on the date the share subdivision, share split, share dividend, reorganization, combination, recapitalization or similar transaction becomes effective.

(e) Notwithstanding anything to the contrary in this Agreement, before the Earnout Shares are issued in connection with a Triggering Event or Earnout Strategic Transaction, the contingent right to receive the Earnout Shares (i) does not provide the holders of such contingent right any rights of the holders of New PubCo Ordinary Shares, including any right to vote or to receive dividends, distributions or other payment of any kind, (ii) does not bear interest in any form; and (iii) is not represented by any form of certificate or instrument.

(f) For purposes of this Agreement, the following capitalized terms have the following meanings:

“Earnout Period” shall mean the period beginning on the Closing Date and ending on the third anniversary of the Closing Date.

“Earnout Series Amount” shall mean, (i) with respect to the New PubCo Series I RSRs 1,666,666.67; (ii) with respect to the New PubCo Series II RSRs, 1,666,666.67; and (iii) with respect to the New PubCo Series III RSRs, 1,666,666,67.

“Earnout Shares” shall mean the New PubCo Ordinary Shares issuable pursuant to Section 1.

“Earnout Strategic Transaction” shall mean the occurrence in a single transaction or as a result of a series of related transactions, of (i) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction with respect to New PubCo, in each case, in which shares of New PubCo are exchanged for cash, securities of another Person or other property (excluding, for the avoidance of doubt, any domestication of New PubCo or any other transaction in which New PubCo Ordinary Shares are exchanged for substantially similar securities of New PubCo or any successor entity of New PubCo) or (ii) the sale, lease or other disposition, directly or indirectly, by New PubCo of all or substantially all of the assets of New PubCo and its Subsidiaries, taken as a whole (excluding any such sale or other disposition to an entity at least a majority of the combined voting power of the voting securities of which are owned by holders of New PubCo Ordinary Shares).

“New PubCo Earnout RSRs” shall mean the New PubCo Series I RSRs, the New PubCo Series II RSRs and the New PubCo Series III RSRs.

“New PubCo Series I RSRs” shall mean Restricted Stock Rights of New PubCo designated as “Series I RSRs” to be issued pursuant to this Agreement and as further set out in the New PubCo A&R Charter.

“New PubCo Series II RSRs” shall mean Restricted Stock Rights of New PubCo designated as “Series II RSRs” to be issued pursuant to this Agreement and as further set out in the New PubCo A&R Charter.

“New PubCo Series III RSRs” shall mean Restricted Stock Rights of New PubCo designated as “Series III RSRs” to be issued pursuant to this Agreement and as further set out in the New PubCo A&R Charter.

“Per Share Value” shall mean (x) with respect to any Earnout Strategic Transaction within clause (i) or (iii) of the definition thereof, the per share value of the consideration payable in respect of shares of New PubCo in such Earnout Strategic Transaction or (y) with respect to any Earnout Strategic Transaction within clause (ii) of the definition thereof, the amount that would be distributed in respect of each share of New PubCo if the proceeds of such Earnout Strategic Transaction were distributed upon a liquidation of New PubCo. For purposes of valuing any non-cash consideration payable in any Earnout Strategic Transaction, (i) the value of any publicly traded security listed on a national securities exchange shall be the volume-weighted average price per share of such security during the ten (10)-trading day period ending on the trading day immediately preceding the consummation of such Earnout Strategic Transaction, and (ii) the value of any other security or other property shall be the fair market value of such security or other property as determined based on the agreed valuation set forth in the applicable definitive agreements for such Earnout Strategic Transactions or, in the absence of such valuation, as reasonably determined in good faith by the disinterested members of the New PubCo Board.

“Trading Day” shall mean a day on which trading in New PubCo Ordinary Shares occurs on Nasdaq or other national securities exchange.

“Triggering Event” shall mean Triggering Event I, Triggering Event II or Triggering Event III, as applicable.

“Triggering Event I” shall mean that the Volume Weighted Average Price of a New PubCo Ordinary Share is equal to or has exceeded $12.00 for 20 Trading Days within any 30 consecutive Trading Day period occurring during the Earnout Period.

“Triggering Event II” shall mean that the Volume Weighted Average Price of a New PubCo Ordinary Share is equal to or has exceeded $14.00 for 20 Trading Days within any 30 consecutive Trading Day period occurring during the Earnout Period.

“Triggering Event III” shall mean that the Volume Weighted Average Price of a New PubCo Ordinary Share is equal to or has exceeded $16.00 for 20 Trading Days within any 30 consecutive Trading Day period occurring during the Earnout Period.

“Volume Weighted Average Price” shall mean, for any Trading Day, the per share volume weighted average price of a New PubCo Ordinary Share as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one New PubCo Ordinary Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by New PubCo). The VWAP will be determined without regard to after-hours trading or any other trading outside of the primary trading session. If the VWAP cannot be calculated for New PubCo Ordinary Shares on any of the foregoing bases, the VWAP of a New PubCo Ordinary Share for any Trading Day shall be as determined in good faith by the board of directors of New PubCo.

2. Entire Agreement; Amendments and Waivers. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

3. Successors and Assigns. No Party may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this Section 3 shall be void and ineffectual and shall not operate to transfer or assign any right, interest or obligation to the purported assignee. This Agreement shall be binding on, and inure to the benefit of, each of the Parties and their respective successors and permitted assigns.

4. Notices. Any notice, consent or request to be given to a Party in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given to such Party (i) if sent or given to any Party other than a Company Founder, to such party in accordance with the terms of Section 11.1 (Notices) of the Business Combination Agreement or (ii) if given to a Company Founder, to such Company Founder at the address or e-mail set forth on such Company Founder’s signature page hereto and shall, in each case, be deemed delivered to such Party in accordance with the terms of Section 11.1 (Notices) of the Business Combination Agreement.

5. Termination. This Agreement shall terminate at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Closing or upon mutual agreement of the Parties. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall be of no force and effect from and after such termination. No termination of this Agreement shall relieve any Party from any obligation accruing, or liability resulting from a Willful Breach of this Agreement by such Party occurring prior to such termination or reversion.

6. Further Assurances. Each of the Parties agree to execute and deliver hereafter any further document, agreement or other instrument as may be reasonably necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

7. Miscellaneous. Sections 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction) and 11.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply mutatis mutandis to this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY FOUNDERS

HO JOON LEE

By:	/s/ HO JOON LEE
Name: HO JOON LEE

[Signature Page to Letter Agreement]

HOUNGKI KIM

By:	/s/ HOUNGKI KIM
Name: HOUNGKI KIM

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

JAGUAR GLOBAL GROWTH CORPORATION I

By:	/s/ Gary R. Garrabrant
Name: Gary R. Garrabrant
Title: Chief Executive Officer

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

JAGUAR GLOBAL GROWTH KOREA CO., LTD

By:	/s/ Anthony Page
Name: Anthony Page
Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GLAAM CO., LTD.

By:	/s/ Keong Rae Kim
Name: Keong Rae Kim
Title: Representative Director

PHYGITAL IMMERSIVE LIMITED

By:	/s/ Orhan Ertughrul
Name: Orhan Ertughrul
Title: Director

[Signature Page to Letter Agreement]